EXHIBIT 99.1

Dolby Laboratories Reports Third Quarter Fiscal 2020 Financial Results

SAN FRANCISCO, Aug. 03, 2020 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the third quarter of fiscal 2020. For the third quarter, Dolby reported total revenue of $246.9 million, compared to $302.2 million for the third quarter of fiscal 2019.

“Consumers, now more than ever, want immersive entertainment and communications experiences,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “We continue to grow the number of devices and the amount of content that support Dolby Vision and Dolby Atmos, and recently launched Dolby.io, which will broaden the range of content and experiences in Dolby.”

Third quarter GAAP net income was $67.3 million, or $0.66 per diluted share, compared to GAAP net income of $39.6 million, or $0.38 per diluted share for the third quarter of fiscal 2019. On a non-GAAP basis, third quarter net income was $87.5 million, or $0.86 per diluted share, compared to non-GAAP net income of $79.3 million, or $0.76 per diluted share for the third quarter of fiscal 2019. Third quarter cash flow from operations was $134.3 million, compared to $91.4 million for the third quarter of fiscal 2019. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

COVID-19

Dolby continues to monitor the evolving situation of the COVID-19 pandemic on all aspects of our company. Our priorities continue to be the safety and well-being of our employees and supporting our communities. Since the initial outbreak of COVID-19, our revenues have been, and we expect will continue to be, impacted across various markets within licensing and products and services. The implications of COVID-19 on our future results of operations remain uncertain as the situation continues to develop globally.

We expect continued significant uncertainty in global financial markets. Dolby’s financial results for the third quarter of fiscal 2020 rely on estimates of royalty-based revenue that take into consideration the macroeconomic effect of global events, including the COVID-19 pandemic, which may impact supply chain activities and demand for shipments. For more information, see the section captioned “Critical Accounting Policies and Estimates” in our Quarterly Report on Form 10-Q for the third quarter of fiscal 2020, filed on or around the date hereof.

Dividend

Today, Dolby announced a cash dividend of $0.22 per share of Class A and Class B common stock, payable on August 26, 2020, to stockholders of record as of the close of business on August 17, 2020.

Financial Outlook - Fourth Quarter and Fiscal Year 2020

Unit volume shipments, aggregated across various end markets and devices, continue to be negatively impacted due to economic uncertainty and continued shut downs. The cinema market continues to be adversely impacted by COVID-19, and we anticipate a number of global cinema sites will remain closed during most of the quarter, and when sites do begin to reopen we expect them to be operating at reduced capacity.

Our actual results could differ materially from the estimates we are providing due in part to the challenging economic environment and highly uncertain effects of COVID-19. As a result, the estimates we are providing for the fourth quarter of fiscal 2020 and fiscal year 2020 reflect certain assumptions about the potential impact of COVID-19, based upon a consideration of external and internal data and information. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that we face, and the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q for the third quarter of fiscal 2020, filed on or around the date hereof.

Fourth Quarter Fiscal 2020

Dolby is providing the following estimates for its fourth quarter of fiscal 2020:

  Total revenue is estimated to range from $225 million to $255 million
  Gross margin percentages are anticipated to range from 85% to 86% on a GAAP basis and from 86% to 87% on a non-GAAP basis
  Operating expenses are anticipated to range from $187 million to $197 million on a GAAP basis and from $167 million to $177 million on a non-GAAP basis
  Effective tax rate is anticipated to range from 19% to 21% on both a GAAP and non-GAAP basis
  Diluted earnings per share is anticipated to range from about $0.05 to $0.20 on a GAAP basis and from $0.22 to $0.37 on a non-GAAP basis

Fiscal Year 2020

Dolby is providing the following estimates for its fiscal year 2020:

  Total revenue is estimated to range from $1.12 billion to $1.15 billion
  Gross margin percentages are anticipated to range from 87% to 88% on a GAAP basis and from 88% to 89% on a non-GAAP basis
  Operating expenses are anticipated to range from $785 million to $795 million on a GAAP basis and from $697 million to $707 million on a non-GAAP basis
  Effective tax rate is anticipated to range from 1% to 2% on a GAAP basis and from 8% to 9% on a non-GAAP basis
  Diluted earnings per share is anticipated to range from $2.04 to $2.19 on a GAAP basis and from $2.76 to $2.91 on a non-GAAP basis

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss third quarter fiscal 2020 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Monday, August 3, 2020. Access to the teleconference will be available over the Internet from http://investor.dolby.com/event-calendar or by dialing 1-800-263-0877. International callers can access the conference call at 1-646-828-8143.

A replay of the call will be available from 5:00 p.m. PT on Monday, August 3, 2020, until 8:59 p.m. PT on Monday, August 10, 2020, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 6189555. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Impact from Tax Reform: The enactment of the U.S. Tax Cuts and Jobs Act (Tax Reform), and any related amendments or revisions, requires certain discrete and infrequent charges that are not representative of current operating results and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the fourth quarter of fiscal 2020 and fiscal 2020, our ability to advance our long-term objectives, and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of the COVID-19 pandemic on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; consumer demand for products that incorporate Dolby technologies; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; the impact to the overall cinema market, including duration of cinema closures and resulting adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; temporary Dolby office closures and other actions to protect Dolby’s workforce; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks that the continued shift in content distribution from optical disc-based and other traditional media to online and streaming media content could result in fewer devices with Dolby technologies or less revenue from such devices; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in our most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco with offices in over 20 countries around the globe. Dolby transforms the science of sight and sound into spectacular experiences. Through innovative research and engineering, we create breakthrough experiences for billions of people worldwide through a collaborative ecosystem spanning artists, businesses, and consumers. The experiences people have - with Dolby Cinema, Dolby Vision, Dolby Atmos, Dolby Audio, and Dolby Voice - revolutionize entertainment and communications at the cinema, on the go, in the home, and at work.

Dolby, Dolby Cinema, Dolby Vision, Dolby Atmos, Dolby Audio, Dolby Voice, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Revenue:
Licensing	$235,125	$271,897	$821,673	$842,484
Products and services	11,784	30,262	68,928	100,309
Total revenue	246,909	302,159	890,601	942,793

Cost of revenue:
Cost of licensing	12,572	13,290	38,157	40,761
Cost of products and services	17,316	26,400	65,876	74,133
Total cost of revenue	29,888	39,690	104,033	114,894

Gross margin	217,021	262,469	786,568	827,899

Operating expenses:
Research and development	59,583	60,408	177,319	177,680
Sales and marketing	70,934	83,390	254,537	261,686
General and administrative	50,843	54,183	164,172	152,412
Restructuring charges	1,522	30,232	1,866	30,264
Total operating expenses	182,882	228,213	597,894	622,042

Operating income	34,139	34,256	188,674	205,857

Other income/expense:
Interest income	2,578	6,551	12,231	19,230
Interest expense	(34)	(29)	(131)	(106)
Other income, net	3,307	1,022	4,449	1,075
Total other income	5,851	7,544	16,549	20,199

Income before income taxes	39,990	41,800	205,223	226,056
(Provision for)/benefit from income taxes	27,388	(2,163)	(580)	(14,486)
Net income including controlling interest	67,378	39,637	204,643	211,570
Less: net income attributable to controlling interest	(93)	(63)	(109)	(337)
Net income attributable to Dolby Laboratories, Inc.	$67,285	$39,574	$204,534	$211,233

Net income per share:
Basic	$0.67	$0.39	$2.03	$2.07
Diluted	$0.66	$0.38	$1.99	$2.01
Weighted-average shares outstanding:
Basic	100,593	101,218	100,594	102,012
Diluted	102,075	103,717	102,912	105,025

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	June 26, 2020	September 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$855,103	$797,210
Restricted cash	8,290	8,383
Short-term investments	189,383	119,146
Accounts receivable, net	247,486	189,115
Contract assets	128,319	195,651
Inventories, net	29,330	32,331
Prepaid expenses and other current assets	45,524	39,704
Total current assets	1,503,435	1,381,540
Long-term investments	74,768	179,587
Property, plant, and equipment, net	546,650	537,432
Operating lease right-of-use assets	78,374	—
Goodwill and intangible assets, net	495,763	515,720
Deferred taxes	104,015	114,075
Other non-current assets	100,901	93,395
Total assets	$2,903,906	$2,821,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,047	$15,212
Accrued liabilities	210,241	268,144
Income taxes payable	3,071	3,506
Contract liabilities	18,025	19,991
Operating lease liabilities	16,318	—
Total current liabilities	257,702	306,853
Non-current contract liabilities	24,128	24,404
Non-current operating lease liabilities	65,189	—
Other non-current liabilities	119,990	177,462
Total liabilities	467,009	508,719

Stockholders’ equity:
Class A common stock	58	58
Class B common stock	41	41
Retained earnings	2,448,389	2,327,877
Accumulated other comprehensive (loss)	(17,121)	(20,625)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,431,367	2,307,351
Controlling interest	5,530	5,679
Total stockholders’ equity	2,436,897	2,313,030
Total liabilities and stockholders’ equity	$2,903,906	$2,821,749

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	June 26, 2020	June 28, 2019
Operating activities:
Net income including controlling interest	$204,643	$211,570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,899	62,814
Stock-based compensation	64,850	59,580
Amortization of premium on investments	545	319
Provision for doubtful accounts	5,927	5,201
Deferred income taxes	9,834	(34,872)
Restructuring charge for exit of leased facility	1,441	27,463
Other non-cash items affecting net income	5,348	2,100
Changes in operating assets and liabilities:
Accounts receivable, net	(64,247)	(70,022)
Contract assets	67,334	(16,942)
Inventories	(12,533)	(15,976)
Operating lease right-of-use assets	(16,969)	—
Prepaid expenses and other assets	(10,812)	(13,719)
Accounts payable and accrued liabilities	(48,292)	(10,733)
Income taxes, net	(58,243)	(5,226)
Contract liabilities	(2,222)	491
Operating lease liabilities	17,632	—
Other non-current liabilities	3,052	(4,854)
Net cash provided by operating activities	231,187	197,194

Investing activities:
Purchases of investment securities	(266,065)	(220,321)
Proceeds from sales of investment securities	206,728	149,023
Proceeds from maturities of investment securities	97,625	109,821
Purchases of property, plant, and equipment	(55,909)	(79,670)
Payments for business acquisitions, net of cash acquired	—	(14,919)
Purchase of intangible assets	(2,640)	(17,255)
Net cash used in investing activities	(20,261)	(73,321)

Financing activities:
Proceeds from issuance of common stock	68,289	45,027
Repurchase of common stock	(128,753)	(286,512)
Payment of cash dividend	(66,439)	(58,318)
Distribution to controlling interest	(283)	(1,015)
Shares repurchased for tax withholdings on vesting of restricted stock	(21,969)	(21,761)
Payment related to prior purchases of intangible assets	(91)	—
Payment of deferred consideration for prior business combination	(4,671)	—
Net cash used in financing activities	(153,917)	(322,579)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	791	(2,499)
Net increase/(decrease) in cash, cash equivalents, and restricted cash	57,800	(201,205)
Cash, cash equivalents, and restricted cash at beginning of period	805,593	925,250
Cash, cash equivalents, and restricted cash at end of period	$863,393	$724,045

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarter of fiscal 2020 and 2019:

Net income:	Fiscal Quarter Ended
	June 26, 2020	June 28, 2019
GAAP net income	$67.3	$39.6
Stock-based compensation (1)	21.3	18.8
Amortization of acquisition-related intangibles (2)	3.6	2.6
Restructuring credits	1.5	30.2
Impact of Tax Reform	—	(1.1)
Income tax adjustments	(6.2)	(10.8)
Non-GAAP net income	$87.5	$79.3

(1) Stock-based compensation included in above line items:
Cost of products and services	0.5	0.4
Research and development	6.2	5.8
Sales and marketing	7.9	6.9
General and administrative	6.7	5.7

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	0.7	0.6
Cost of products and services	1.5	0.6
Research and development	0.4	0.1
Sales and marketing	1.0	1.1
General and administrative	—	0.2

Diluted earnings per share:	Fiscal Quarter Ended
	June 26, 2020	June 28, 2019
GAAP diluted earnings per share	$0.66	$0.38
Stock-based compensation	0.21	0.18
Amortization of acquisition-related intangibles	0.04	0.02
Restructuring charges	0.01	0.29
Impact of Tax Reform	—	(0.01)
Income tax adjustments	(0.06)	(0.10)
Non-GAAP diluted earnings per share	$0.86	$0.76

Shares used in computing diluted earnings per share	102	104

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the fourth quarter of fiscal 2020 and fiscal year 2020 included in this release:

Gross margin:	Q4 2020	Fiscal 2020
GAAP gross margin (low - high end of range)	85% - 86%	87% - 88%
Stock-based compensation	0.2%	0.2%
Amortization of acquisition-related intangibles	0.8%	0.8%
Non-GAAP gross margin (low - high end of range)	86% - 87%	88% - 89%

Operating expenses:	Q4 2020	Fiscal 2020
GAAP operating expenses (low - high end of range)	$187 - $197	$785 - $795
Stock-based compensation	(19)	(82)
Amortization of acquisition-related intangibles	(1)	(4)
Restructuring charges, net	$—	$(2)
Non-GAAP operating expenses (low - high end of range)	$167 - $177	$697 - $707

Effective tax rate:		Fiscal 2020
GAAP effective tax rate (low - high end of range)		1% - 2%
Stock-based compensation (low - high end of range)		5% - 6%
Amortization of acquisition-related intangibles (low - high end of range)		(1%) - 0%
Income tax adjustments (low - high end of range)		1% - 2%
Non-GAAP effective tax rate (low - high end of range)		8% - 9%

Diluted earnings per share:	Q4 2020
	Low	High
GAAP diluted earnings per share	$0.05	$0.20
Stock-based compensation	0.18	0.18
Amortization of acquisition-related intangibles	0.03	0.03
Income tax adjustments	(0.04)	(0.04)
Non-GAAP diluted earnings per share	$0.22	$0.37

Shares used in computing diluted earnings per share	103	103

	Fiscal 2020
	Low	High
GAAP diluted earnings per share	$2.04	$2.19
Stock-based compensation	0.82	0.82
Amortization of acquisition-related intangibles	0.11	0.11
Restructuring charges, net	0.02	0.02
Income tax adjustments	(0.23)	(0.23)
Non-GAAP diluted earnings per share	$2.76	$2.91

Shares used in computing diluted earnings per share	103	103

Investor Contact:
Jason Dea
Dolby Laboratories, Inc.
415-357-7002
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com